EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second quarter 2014 Earnings

MANSFIELD, PENNSYLVANIA— July 28, 2014 – Citizens Financial Services, Inc. (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the three and six months ended June 30, 2014.

For the three months ended June 30, 2014, net income totaled $3,365,000 which compares to net income of $3,280,000 for the second quarter of 2013. This represents an increase of $85,000, or 2.6%. Earnings per share of $1.11 for the second quarter compares to $1.07 last year.  Annualized return on equity for the comparable periods was 13.88% and 14.77%, while return on assets was 1.49% for both comparable periods.

For the six months ended June 30, 2014, net income totaled $6,541,000 which compares to $6,567,000 for the same period last year. Earnings per share of $2.15 increased .5% from $2.14 per share last year.  Annualized return on equity for the comparable periods was 13.63% and 14.99%, while return on assets was 1.45% and 1.50%, respectively.

CEO and President Randall E. Black stated, “As expected the continued lack of loan demand, margin compression, and ongoing and increasing regulatory burdens continue to challenge us; however, our financial performance remains strong and continues to compare favorably to peer.  We continue to remain focused on implementing our strategic plan and expanding our footprint.  During the second quarter, the construction of our new branch location in Mill Hall, Pennsylvania has begun.  We strongly believe that our community banking focus and our ongoing commitment to customer service, as most recently evidenced with the success with growing our loan production office in Mill Hall, will result in the successful expansion of our branch network”.

Net interest income, before the provision for loan losses, increased from $14,664,000 for the six months ended June 30, 2013, to $15,162,000 for 2014.  While interest income decreased $277,000, interest expense decreased $775,000 from last year’s first six months resulting in an overall increase in net interest income of $498,000, or 3.4%, over the comparable periods.  For the three months ended June 30, 2014 net interest income was $7,500,000 compared to $7,276,000 a year ago, an increase of $299,000, or 4.1%.  The tax equivalent net interest margin for the first six months has increased slightly from 3.87% last year to 3.89% this year on a tax equivalent basis.  For the comparable three month periods ending June 30, our margin has increased from 3.85% to 3.92%.  “Despite the fact that the yield on interest earning assets continues to decline as the persistent low interest rate environment continues, we have been successful at managing and maintaining our margin.  The overall yield on interest bearing assets has declined from 4.67% last year to 4.48% this year on a tax equivalent basis.  This decrease has been mitigated by also decreasing the overall cost of interest bearing liabilities, both through a decrease in interest bearing deposits and by managing the rate and term of borrowed funds” added Mr. Black.

At June 30, 2014, total assets were $914.2 million, up from total assets of $879.1 million as of June 30, 2013 and essentially unchanged from total assets of $914.9 million at December 31, 2013.  The investment portfolio has decreased $5.0 million from year-end 2013.  Net loans of $533.1 million as of the end of June have decreased $388,000, or .07%, compared to the end of last year.  However, net loans have increased $24.4 million from the end of June 2013.  Asset quality remains strong.  As of June 30, 2014, non-performing assets totaled $9.2 million and represented 1.70% of loans.  This compares to 1.88% as of December 31, 2013.  During the second quarter, $640,000 in loan charge-offs were recorded, most of which were previously specifically reserved for in the allowance for possible loan losses.  The annualized net charge-offs to average loans remains low at .25%.

Stockholders’ equity totaled $98.2 million at June 30, 2014, which compares to $92.1 million at December 31, 2013.  Net income of $6.5 million was offset by cash dividends of $2.3 million.  Additionally, net treasury stock purchases totaled $.4 million.  As a result of changes in interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities increased $2.3 million from the end of 2013.  A cash dividend of $.385 per share was paid on June 27, 2014 to shareholders of record on June 20, 2014 and represents an increase of 35% over the dividend declared a year ago.  Additionally, a 1% stock dividend was also distributed on June 27, 2014.  Both Citizens Financial Services, Inc. and First Citizens Community Bank remain well-capitalized under regulatory capital guidelines.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2014	2013	2013
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 14,742	$ 8,899	$ 7,928
Interest-bearing	998	1,184	3,642
Total cash and cash equivalents	15,740	10,083	11,570

Interest bearing time deposits with other banks	2,480	2,480	-

Available-for-sale securities	312,322	317,301	307,935

Loans held for sale	545	278	796

Loans (net of allowance for loan losses: $6,751 at June 30, 2014;
$7,098 at December 31, 2013 and $6,989 at June 30, 2013)	533,126	533,514	508,747

Premises and equipment	11,501	11,105	11,396
Accrued interest receivable	3,557	3,728	3,821
Goodwill	10,256	10,256	10,256
Bank owned life insurance	14,921	14,679	14,427
Other assets	9,721	11,510	10,128

TOTAL ASSETS	$ 914,169	$ 914,934	$ 879,076

LIABILITIES:
Deposits:
Noninterest-bearing	$ 94,434	$ 85,585	$ 86,852
Interest-bearing	671,022	662,731	661,162
Total deposits	765,456	748,316	748,014
Borrowed funds	43,075	66,932	33,993
Accrued interest payable	735	895	964
Other liabilities	6,664	6,735	7,223
TOTAL LIABILITIES	815,930	822,878	790,194
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at June 30, 2014, December 31, 2013 and June 30, 2013;
none issued in 2014 or 2013	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2014, December 31, 2013 and
June 30, 2013; issued 3,335,235 shares at June 30, 2014; 3,305,517 shares at
December 31, 2013 and June 30, 2013	3,335	3,306	3,306
Additional paid-in capital	25,142	23,562	23,545
Retained earnings	76,925	74,325	69,538
Accumulated other comprehensive income (loss)	1,100	(1,225)	(713)
Treasury stock, at cost: 296,758 shares at June 30, 2014; 290,468 shares at
December 31, 2013 and 267,006 shares at June 30, 2013	(8,263)	(7,912)	(6,794)
TOTAL STOCKHOLDERS' EQUITY	98,239	92,056	88,882
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 914,169	$ 914,934	$ 879,076

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2014	2013	2014	2013
INTEREST INCOME:
Interest and fees on loans	$ 7,118	$ 7,141	$ 14,106	$ 14,278
Interest-bearing deposits with banks	13	9	26	19
Investment securities:
Taxable	849	936	1,737	1,899
Nontaxable	840	844	1,682	1,713
Dividends	69	18	119	38
TOTAL INTEREST INCOME	8,889	8,948	17,670	17,947
INTEREST EXPENSE:
Deposits	1,094	1,287	2,199	2,615
Borrowed funds	145	310	309	668
TOTAL INTEREST EXPENSE	1,239	1,597	2,508	3,283
NET INTEREST INCOME	7,650	7,351	15,162	14,664
Provision for loan losses	150	75	330	225
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,500	7,276	14,832	14,439
NON-INTEREST INCOME:
Service charges	1,102	1,114	2,141	2,168
Trust	186	169	377	370
Brokerage and insurance	137	121	257	213
Gains on loans sold	30	50	70	161
Investment securities gains, net	75	98	246	294
Earnings on bank owned life insurance	121	126	242	250
Other	104	100	209	204
TOTAL NON-INTEREST INCOME	1,755	1,778	3,542	3,660
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,893	2,795	5,810	5,600
Occupancy	304	312	654	654
Furniture and equipment	94	113	194	215
Professional fees	208	188	442	417
FDIC insurance	116	113	229	225
Pennsylvania shares tax	191	182	384	365
Other	1,194	1,164	2,378	2,243
TOTAL NON-INTEREST EXPENSES	5,000	4,867	10,091	9,719
Income before provision for income taxes	4,255	4,187	8,283	8,380
Provision for income taxes	890	907	1,742	1,813
NET INCOME	$ 3,365	$ 3,280	$ 6,541	$ 6,567

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.11	$ 1.07	$ 2.15	$ 2.14
Net Income - Diluted	$ 1.11	$ 1.07	$ 2.15	$ 2.14
Cash Dividends Paid	$ 0.385	$ 0.278	$ 0.770	$ 0.547

Number of shares used in computation - basic	3,039,734	3,060,998	3,040,822	3,062,210
Number of shares used in computation - diluted	3,040,661	3,062,576	3,041,227	3,062,991

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Performance Ratios and Share Data:
Return on average assets (annualized)	1.49%	1.49%	1.45%	1.50%
Return on average equity (annualized)	13.88%	14.77%	13.63%	14.99%
Net interest margin (tax equivalent)	3.92%	3.85%	3.89%	3.87%
Cash dividends paid per share	$ 0.385	$ 0.278	$ 0.770	$ 0.547
Earnings per share - basic	$ 1.11	$ 1.07	$ 2.15	$ 2.14
Earnings per share - diluted	$ 1.11	$ 1.07	$ 2.15	$ 2.14
Number of shares used in computation - basic	3,039,734	3,060,998	3,040,822	3,062,210
Number of shares used in computation - diluted	3,040,661	3,062,576	3,041,227	3,062,991

Balance Sheet Highlights (dollars in thousands):	June 30, 2014	December 31, 2013	June 30, 2013

Assets	$ 914,169	$ 914,934	$ 879,076
Investment securities:
Available for sale	312,322	317,301	307,935
Loans (net of unearned income)	539,877	540,612	515,736
Allowance for loan losses	6,751	7,098	6,989
Deposits	765,456	748,316	748,014
Stockholders' Equity	98,239	92,056	88,882
Non-performing assets	9,203	10,154	9,129
Non-performing assets to total loans	1.70%	1.88%	1.77%
Annualized net charge-offs to total loans	0.25%	0.02%	0.01%
Average Leverage Ratio	10.85%	10.42%	10.18%
Common shares outstanding	3,038,477	3,015,049	3,038,511
Book value per share	$ 31.97	$ 30.64	$ 29.20